AMENDED AND RESTATED BYLAWS
OF
AMERICAN PHYSICIANS CAPITAL, INC.
A Michigan corporation

i

ii

AMENDED AND RESTATED BYLAWS
OF
AMERICAN PHYSICIANS CAPITAL, INC.
     The following Amended and Restated Bylaws amend and restate in their entirety the original Bylaws of American Physicians Capital, Inc. adopted July 10, 2000 and all amendments and restatements thereto.
ARTICLE I
Shareholders
     Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held at such time and place as shall be determined by resolution of the Board of Directors.
     Section 2. Special Meetings. Special meetings of shareholders may be called at any time by a majority of the Board of Directors acting with or without a meeting, by the Chairman of the Board of Directors (if such office is filled), or by the President, and shall be called by the President or Secretary at the written request of any number of shareholders holding together not less than 20% of the total outstanding shares of any class of stock of the Corporation entitled to vote at such meeting. Each such request shall state the purpose or purposes for which the meeting is to be called.
     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of such meeting to be held on a date not less than ten nor more than 60 days after the delivery or mailing of such request, as such officer may fix. If such notice is not given within 15 days after the delivery or mailing of such request, then the person or persons making such request may call a meeting and give or cause to be given notice in the manner as provided in the Bylaws.
     At a special meeting of shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless the holders of all of the outstanding shares of stock of the Corporation are present in person or by proxy and all concur in such action.
     Section 3. Place and Time of Meetings. Any meeting of shareholders may be held at the principal office of the Corporation, or at such other place either within or without the State of Michigan and at such time as shall be designated in the notice of the meeting.
     Section 4. Notice of Meetings. Written notice of the time, place and purposes of a meeting of shareholders shall be given, except as otherwise required by law or provided in the Articles of Incorporation or Bylaws, not less than ten nor more than 60 days before the date of such meeting to each shareholder of the Corporation entitled to vote at such meeting, either personally or by mailing such notice to each such shareholder’s address as the same appears upon the books of the Corporation. No notice need be given of any adjourned meeting of shareholders if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Section 4.
     Section 5. List of Shareholders. The Secretary of the Corporation shall make and certify, or cause any agent having charge of the stock transfer books for the Corporation to make and certify, a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, with the address of and number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to the names of the shareholders entitled to examine the list or to vote at the meeting.
     Section 6. Quorum. At any meeting of shareholders, the holders of a majority in number of all the shares of each class of the capital stock of the Corporation issued and outstanding, entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes, unless the representation of a larger number of shares of each class shall be required by law, by the Articles of Incorporation or by a Bylaw adopted by the shareholders, and in that case the representation of the number of shares so required shall constitute a quorum.
     The shareholders present in person or by proxy at a meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shareholders present.
     Section 7. Organization. The Chairman of the Board (if such office is filled), the President, or a Vice-President, shall call meetings of shareholders to order, and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of all meetings of shareholders; but in the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.
     Section 8. Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for such shareholder by proxy. A proxy shall be signed by the shareholder or such shareholder’s authorized agent or representative. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     Section 9. Voting. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. The vote upon any matter as to which a vote by ballot is required by law, and, upon the demand of any shareholder, the vote upon any other matter before the meeting, shall be cast by ballot; otherwise all votes shall be cast orally. Except as to the election of the Directors and as otherwise provided by law or by the Articles of Incorporation, when an action is to be taken by a vote of the shareholders it shall be authorized by a majority of the votes cast by the holders of the shares entitled to vote thereon. Except as otherwise provided by the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast at an election.
     Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted, nor shall any stock so owned be counted in determining whether a quorum is present at any meeting.
     Shares of the capital stock held by a person in a representative or fiduciary capacity may be voted by such person without a transfer of the shares into such person’s name. Except as otherwise provided by law, shares of the capital stock held by two or more persons as joint tenants or as tenants in common may be voted at a meeting of shareholders by any of such persons. A shareholder whose shares are pledged is entitled to vote the shares unless or until such shares have been transferred into the name of the pledgee, or nominee or a proxy of such pledgee or nominee, may represent the stock and vote thereon.
ARTICLE II
Board of Directors
     Section 1. Number and Term of Office. The business, affairs and property of the Corporation shall be managed and controlled by a Board of not less than one nor more than seven Directors, as determined from time to time by resolution of the Board or the shareholders. The initial Board shall consist of four Directors. Directors need not be shareholders of the Corporation or residents of the State of Michigan. At each annual meeting of shareholders the shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which such Director is elected and until such Director’s successor is elected and qualified, or until such Director’s resignation or removal. A Director may resign by written notice to the Corporation.
     Section 2. Qualification. Each Director shall qualify either by accepting the election as a Director in writing, or by acting at a meeting of the Board of Directors.
     Section 3. Removal, Vacancies, and Additional Directors. The holders of a majority in number of the shares of the capital stock of the Corporation outstanding and entitled to vote at an election of Directors may remove any Director or the entire Board of Directors with or without cause and fill the vacancy or vacancies thereby created. Vacancies caused by such removal and not filled by the shareholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director, the creation of additional directorships, or for any other reason, may be filled by the affirmative vote of a majority of the Directors then in office through less than a majority of the number of Directors authorized by Section 1 of this Article II; provided, however, that the term of office of any Director so elected to fill such vacancy shall expire at the next election of Directors by the shareholders.
     Section 4. Place of Meeting. The Board of Directors may hold their meetings in such place or places in the State of Michigan or outside the State of Michigan as the Board of Directors from time to time shall determine.
     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be delivered personally or by mail to each Director at least 15 days before the first meeting held pursuant such resolution.
     Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board (if such office is filled), the President, or by a majority of the Directors then in office. Notice of the time and place of holding each special meeting shall be given to each Director at least three days before the meeting. Any and all business may be transacted at any special meeting.
     Section 7. Notice. Notice of regular or special meetings of the Board of Directors need not specify the purpose of the meeting or the business that may be transacted thereat, and may be personally delivered or transmitted by mail, facsimile, electronic mail or telephone.
     Section 8. Quorum; Voting. A majority of the members of the Board of Directors (or a committee of the Board of Directors) then in office constitutes a quorum for the transaction of business. The vote of a majority of members present at a meeting at which a quorum is present constitutes the action of the Board of Directors or the committee.
     Section 9. Compensation of Directors. Directors shall not be entitled to receive compensation for their services except as expressly authorized by the Board of Directors from time to time.
     Section 10. Organization. The Chairman of the Board (if such office is filled) shall preside and act as chairman at all meetings of the Board of Directors. If there is no Chairman of the Board or in the absence of the Chairman of the Board, the President shall so preside, and in the absence of the President, a chairman shall be elected from the Directors present. If present, the Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors; but in the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

     Section 11. Dissents. A Director who is present at a meeting of the Board of Directors, or of a committee thereof, at which action on any matter is taken shall be presumed to have assented to the action unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall send such dissent by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. It shall be the duty of the Secretary to record such dissents in or with, as the case may be, the minutes of the meeting at which the action to which the dissent relates was taken. Such right to dissent shall not apply to a Director who voted in favor of or consented in writing to such action. A Director who is absent from a meeting of the Board of Directors or a committee thereof of which such Director is a member, at which any action is taken, is presumed to have concurred in the action unless such Director files a written dissent with the Secretary of the Corporation within a reasonable time after such Director obtains knowledge of the action.
ARTICLE III
Committees
     Section 1. Appointment and Powers. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of a committee who shall replace an absent or disqualified member at a meeting of the committee. A majority of any such committee may determine its action and fix the time and place of its meetings unless otherwise provided by the Board of Directors, the Articles of Incorporation, the Bylaws, or law. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee. In the absence or disqualification of a member, or alternate member, if any, of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. A committee, to the extent provided in the resolution of the Board of Directors, may exercise all powers and authority of the Board of Directors in management of the business, affairs and property of the Corporation, subject to any limitations provided by law or the Articles of Incorporation. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at such time and from time to time as requested by the Board of Directors. Failure to submit such record will not invalidate such acts and proceedings to the extent such acts and proceedings have been carried out by the Corporation prior to the time the record of such action should have been submitted to the Board of Directors.

ARTICLE IV
Officers
     Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. All such officers shall be elected or appointed by the Board of Directors. The Board of Directors may from time to time elect or appoint other officers including a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may deem advisable. The Chairman of the Board (if such office is filled), and the President, shall be members of the Board of Directors. Any two or more offices may be held by the same person, provided that no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or the Bylaws to be executed, acknowledged or verified by two or more officers. The term of office of each officer shall be the term for which such officer is elected or appointed and until such officer’s successor is elected or appointed and qualified, or until such officer’s resignation or removal. Each officer shall qualify either by accepting the election or appointment of an office in writing, or by acting on behalf of the Corporation in the capacity of such office. An officer may resign by written notice to the Corporation.
     Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents and employees shall be subject to removal at any time, with or without cause, by the Board of Directors. The election or appointment of an officer for a given term, or a general provision in the Articles of Incorporation or the Bylaws with respect to term of office, shall not be deemed to create contract rights.
     In addition to the powers, authority and duties of the officers of the Corporation as set forth in the Bylaws, each officer shall have such other powers and authority, and perform such other duties, as may be assigned to or vested in such officer by the Board of Directors from time to time.
     Section 2. Chairman of the Board. The Chairman of the Board (if such office is filled) shall preside at all meetings of shareholders and of Directors. If elected, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall supervise and direct the Corporation’s affairs and the administration thereof by the other executive officers of the Corporation.
     Section 3. Time of Appointment; Term of Appointment. The regular appointment of executive officers shall take place annually, but not later than the first regular board meeting following the annual meeting of shareholders, but appointment of officers may be made at any other meeting of the Board of Directors. A person appointed to any office shall continue to hold that office until the appointment of such person’s successor, subject to action earlier taken pursuant to Article IV, Section 4 or 6 below.

     Section 4. Removal; Delegation of Duties. The Board of Directors may remove any officer of the Corporation at any time with or without cause; provided that such removal shall be without prejudice to the contract rights, if any, of such officer. The Board of Directors may delegate an officer’s power, authority, and duties to any other officer or to any director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose power, authority, and duties have been delegated. Appointment of an officer or agent, even if for a specific term, shall not of itself create contract rights.
     Section 5. Powers and Duties of Officers. The officers of the Corporation shall have such powers, duties, and authority in the management of the Corporation as may be prescribed by the Board of Directors from time to time and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the Board of Directors.
     Section 6. Absence or Disability. In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officers place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any of the officers or any Director, or any person whom it may select.
     Section 7. Voting Upon Stocks. The Chairman of the Board (if such office is filled) and the President, or either of them, shall have the full power and authority on behalf of the Corporation to vote the stock of any other corporation owned by the Corporation, or in the name of the Corporation to execute proxies to vote such stock or execute waivers and consents with respect to such stock or the voting thereof, and to attend meetings of shareholders of any such other corporations and at each such meeting, such officer or officers shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.
     Section 8. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.
ARTICLE V
Capital Stock
     Section 1. Certificates for Shares. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of the capital stock of the Corporation certifying the number of shares represented thereby and in such form, consistent with the Articles of Incorporation and the laws of the State of Michigan, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board (if such office is filled) or the President or a Vice President and may be signed by another officer of the Corporation, and shall not be valid unless so signed. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer or officers who shall have signed or whose facsimile signature has been placed upon any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer or officers of the Corporation.
     All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the shareholder owning the shares represented thereby with the number of shares and the date of issue thereof shall be entered on the books of the Corporation.
     Except as otherwise provided in the Bylaws, all certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and cancelled.
     Section 2. Lost, Stolen or Destroyed Certificate. Whenever a person owning a certificate of stock of the Corporation alleges that it has been stolen, lost, or destroyed, such person shall file in the office of the Corporation an affidavit setting forth, to the best of such person’s knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss. Thereupon the Board of Directors may cause to be issued to such person a new certificate or a duplicate of the certificate alleged to have been lost, stolen or destroyed. Upon the ledger of each new or duplicate certificate so issued shall be noted the fact of such issue and the number, date, and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new or duplicate certificate is issued.
     Section 3. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by such holder’s attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred properly endorsed for transfer, except as provided in the preceding Section 2 of this Article V. Books for the transfer of shares of its capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.
     Section 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem appropriate concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.
     Section 5. Lien. The Corporation shall have a lien upon all capital stock and property invested in the Corporation for all debts due it from the owners thereof.
     Section 6. Dividends. Subject to the Articles of Incorporation, the Board of Directors shall have the power to determine whether any, and if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends, and to declare and pay dividends or make other distributions in cash, property or other assets of the Corporation, including securities of other corporations and of the Corporation, upon outstanding shares of the capital stock of the Corporation, but only as provided by law.
     Subject to the Articles of Incorporation, any dividends declared upon the capital stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.
ARTICLE VI
Miscellaneous Provisions
     Section 1. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors.
     Section 2. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes, bonds or other obligations or orders for the payment of money shall be signed and if so required countersigned by such officer or officers of the Corporation and/or other persons as the Board of Directors shall from time to time designate.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31.
     Section 4. Loans, Contracts and Conveyances. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors, or as otherwise provided by the Bylaws. When so authorized, any officer or agent of the Corporation may obtain loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When so authorized, any officer or agent of the Corporation may pledge, mortgage, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal or real property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances. The Board of Directors may from time to time designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the Corporation. When the execution of an instrument has been authorized without specification of the executing officer or agent, the Chairman of the Board (if such office is filled), the President, any Vice President or the Secretary may execute the same in the name and on behalf of the Corporation.

     Section 5. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Bylaws to any person or persons, a waiver of such notice in writing signed by the person or persons entitled to the notice, whether signed before or after the time stated in the notice, shall be deemed equivalent to such notice. Attendance at any meeting, in person or, in the case of a shareholder, by proxy, without objection to the manner in which notice of the meeting has been given, shall be deemed a waiver of notice thereof; except that where such attendance is for the express purpose of objecting at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened, then such attendance shall not constitute a waiver of notice.
     Section 6. Action without Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors or of the committee consent thereto in writing. The consent has the same effect as a vote of the Board of Directors or of the committee for all purposes.
     All written consents shall be promptly filed with the Corporation. Failure to so file any such written consent shall not affect the validity of the action authorized or taken thereby.
     Section 7. Participation by Communication Equipment. A shareholder or Director may participate in a meeting of shareholders or Directors (or a committee thereof), respectively, by conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants.
     Participation in a meeting pursuant to this Section 7 constitutes presence in person at the meeting.
     Section 8. Indemnification by the Corporation.
          (a) Corporation’s Obligation with Respect to Actions by Third Parties. Subject to the provisions of Subsection (d) below, and to the full extent permitted by law, any person who by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another entity, was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, other than an action by or in the right of the Corporation, shall be indemnified by the Corporation against all:
1.	Expenses;

2.	Attorney fees;

3.	Judgments;

4.	Penalties;

5.	Fines; and

6.	Amounts paid in settlement

as are actually and reasonably incurred in connection with such matter, provided, that such person(s) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
          (b) Corporation’s Obligation with Respect to Actions by or in the Right of the Corporation. Subject to the provisions of Subsection (d) below, and to the full extent permitted by law, any person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another entity, shall be indemnified by the Corporation against all:
1.	Expenses

2.	Actual and reasonable attorney fees; and

3.	Amounts paid in settlement
incurred by such person in connection with the action or suit, provided, that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Notwithstanding the foregoing, indemnification shall not be made for any claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses incurred.
          (c) Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Subsections (a) or (b) above, or in defense of a claim, issue or matter in such action, suit or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorney fees, incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section 8.2(c).
          (d) Determination that Indemnification is Proper. Any indemnification under Subsections (a) or (b) above shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct; provided, that no such determination shall be necessary if (i)

indemnification has been ordered by a court, (ii) indemnification is required under Subsection (c), or (iii) the person seeking indemnification is a director or former director of the Corporation who did not receive a financial benefit to which he or she was not entitled, intentionally inflict harm on the Corporation or its shareholders, violate MBCA Section 551, or intentionally violate criminal law, in each case in this clause (iii) in connection with the conduct giving rise to the claim for which indemnification is sought. The determination shall be made in any of the following ways:
               1. By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;
               2. If the quorum described in clause 1 above is not obtainable, then by majority vote of a committee of directors duly designated by the Board and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;
               3. By independent legal counsel in a written opinion, which counsel shall be selected as provided by applicable law;
               4. By all independent directors (as defined by applicable law) who are not parties or threatened to be made parties to the action, suit or proceeding; or
               5. By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.
          (e) Authorization of Indemnity. Unless otherwise ordered by a court having jurisdiction, indemnification shall be made by the Corporation only as authorized in the specific case. This authorization shall be made as follows:
     1. If there are two or more directors who are not parties or threatened to be made parties to the action suit or proceeding, by a majority vote of all such directors (a majority of whom shall constitute a quorum for this purpose) or by a majority vote of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding; or
     2. If the Corporation has one or more independent directors (as defined by applicable law) who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall constitute a quorum for this purpose);
     3. If there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of the entire Board; or
     4. By the shareholders, but shares held by directors, officers,

employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.
If a person is entitled to indemnification under Subsections (a) or (b) above for a portion of the expenses, including attorney fees, judgments, penalties and fines and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgment, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.
          (f) Advancement of Expenses. The expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding as described in Subsections (a) and (b) above shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or agent to repay the expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation. Such undertaking shall be by unlimited general obligation of the person on whose behalf the advances are made. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.
          (g) Indemnity Insurance. The Board of Directors, in its discretion, may direct, as an expense of the Corporation, the purchase of and the continued premium payment for insurance on behalf of any director, officer, employee or agent of the Corporation, covering any liability asserted against any such person or incurred by any such person, in any such capacity and/or arising out of his duties as such whether or not the Corporation would have power to indemnify such person against such liability under Subsections (a) and (b) above.
          (h) Survival of Indemnity Benefit. The Corporation’s indemnity obligations provided above shall continue as to any person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of such person’s heirs, executors and administrators.
     Section 9. Insurance. The Corporation shall have power, to the extent now or hereafter provided by law, to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.
     Section 10. Dealing with Corporation. A contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and a domestic or foreign corporation, firm or association of any type or kind in which one or more of the Corporation’s Directors or officers are directors or officers, or are otherwise interested, is not void or voidable solely because of such common directorship, officership or interest, or solely because such Directors are present at the meeting of the Board of Directors or committee thereof at which such contract or transaction is acted upon or solely because their votes are counted for such purpose if any of the following conditions is satisfied:
          (a) The contract or other transaction is fair and reasonable to the Corporation when it is authorized, approved or ratified;
          (b) The material facts as to such Director’s relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee thereof and the Board of Directors or committee thereof authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the vote of any common or interested Director; or
          (c) The material facts as to such Director’s relationship or interest and as to the contract or transaction are disclosed or known to the shareholders, and they authorize approve or ratify the contract or transaction.
ARTICLE VII
Amendments
     Section 1. Amendment. The shareholders or the Board of Directors may from time to time amend or repeal the Bylaws or adopt new Bylaws.